UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): June 22, 2015 (June 17, 2015)

Comstock Holding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1886 METRO CENTER DRIVE, FOURTH FLOOR

RESTON, VIRGINIA 20190

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Comstock Holding Companies, Inc. (the “Corporation”) held its 2015 Annual Meeting of Stockholders on June 17, 2015 (the “Annual Meeting”). As discussed under Item 5.07 of this Current Report on Form 8-K, the Corporation’s stockholders approved an amendment the Corporation’s Amended and Restated Certificate of Incorporation to provide for an adjustment to the voting power of our Class B common stock if the rights under the Section 382 Rights Agreement become exercisable or are exchanged for shares of our Class A common stock in accordance with the terms of the Section 382 Rights Agreement (the “Amendment”). The Amendment became effective upon the Corporation’s filing of a Certificate of Amendment to the Corporation’s Amended and Restated Certificate of Incorporation with the Delaware Secretary of State on June 18, 2015 (the “Certificate of Amendment”). A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, six proposals were submitted to, and approved by, the Corporation’s stockholders. The proposals are described in more detail in the Corporation’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2015. Each holder of our Class B common stock was entitled to fifteen votes per share of Class B common stock and each holder of our Class A common stock was entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote. The final voting results are below.

Proposal 1

The Corporation’s stockholders elected the following two directors to serve for a three-year term ending at the 2018 Annual Meeting of Stockholders, or until their respective successors are duly elected and qualified or until their earlier resignation or removal. The voting results are set forth below:

	Votes For		Votes Withheld	Broker Non-vote
	Class A	Class B
Norman D. Chirite	5,881,114	1,366,750	2,421,983	7,658,617
Socrates Verses	5,873,309	1,366,750	2,429,788	7,658,617

Proposal 2

The Corporation’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The voting results are set forth below:

Votes For		Votes Against	Votes Withheld	Broker Non-vote
Class A	Class B
15,891,365	1,366,750	65,927	4,422	0

Proposal 3

The Corporation’s stockholders approved on an advisory, non-binding basis, the compensation of the Corporation’s named executive officers. The proposal received the following votes:

Votes For		Votes Against	Votes Withheld	Broker Non-vote
Class A	Class B
5,063,360	1,366,750	3,226,987	12,750	7,658,617

Proposal 4

The Corporation’s stockholders approved a Section 382 Rights Agreement to help protect the tax benefits primarily associated with our net operating losses, which is further described in our definitive proxy statement. The proposal received the following votes:

Votes For		Votes Against	Votes Withheld	Broker Non-vote
Class A	Class B
5,085,990	1,366,750	2,679,880	537,227	7,658,617

Proposal 5

The Corporation’s stockholders approved an amendment to our restated certificate of incorporation to provide for an adjustment to the voting power of our Class B common stock if the rights under the Section 382 Rights Agreement become exercisable or are exchanged for shares of our Class A common stock in accordance with the terms of the Section 382 Rights Agreement. The amendment received the following votes:

Votes For		Votes Against	Votes Withheld	Broker Non-vote
Class A	Class B
4,966,931	1,366,750	3,320,726	15,440	7,658,617

Proposal 6

The Corporation’s stockholders approved an amendment to our restated certificate of incorporation to reduce the total number of shares of common stock that the Corporation is authorized to issue, corresponding, proportionately, with a contemplated reverse stock split of our common stock in the range of approximately 1-for-5 to 1-for-7, but subject to our Board of Directors’ discretion to effect or abandon such amendment (and such reverse stock split). The amendment received the following votes:

Votes For		Votes Against	Votes Withheld	Broker Non-vote
Class A	Class B
12,928,571	1,366,750	2,983,311	49,832	0

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit

Exhibit Number	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on June 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2015

COMSTOCK HOLDING COMPANIES, INC.

By:	/s/ Christopher Clemente
Christopher Clemente, Chief Executive Officer